Exhibit 23.3 – Consent of Ryder Scott

RYDER SCOTT COMPANY			FAX (713) 651 -0849
PETROLEUM CONSULTANTS

11OO LOUISlANA	SUITE 38OO	HOUSTON. TEXAS 77OO2-5218	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent : (i) the use in the Form 10-K of Hyperdynamics Corporation, a Delaware corporation (the "Company") for the fiscal year ended June 30, 2006 under the Exchange Act of 1934, of information contained in our reserve report letter relating to the reserves and revenue, as of June 30, 2007, of certain interests held by HYD resources Corporation, a subsidiary of the Company; (ii) all references to such reserve report letter and/or to this firm in the Form 10-K; (iii) our being named as an expert in the Form 10-K.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Houston, Texas
September 27, 2007

1200. 53C - 6TH AVENUE, S.W.	CALGARY, ALBERTA T2P 358	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 8O293-1501	TEL (303) 623-9147	FAX(303)623-4258